UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2015 (January 16, 2015)

Precision Aerospace Components, Inc.

(Exact name of registrant as specified in its charter)

 Commission file number 000-30185

Delaware	20-4763096
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

351 Camer Dr. Bensalem, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 356-1500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2015 (the “Effective Date”), Precision Aerospace Components, Inc. (the “Company” or “Precision”) together with its wholly owned subsidiaries, Freundlich Supply Company, Inc. (“FSC”), Tiger-Tight Corp. (“TTC”), Aero-Missile Components, Inc. (“AMC”), and Creative Assembly Systems (“CAS”) (“Subsidiaries”), entered into definitive agreements with Precision Group Holdings LLC, a New Jersey limited liability company (the “Holdings”) and C3 Capital Partners III, L.P. (“C3”) to effectuate a series of transactions to recapitalize the Company (the “Transactions”). The Transactions will be consummated in multiple closings, with the first closing having occurred on the Effective Date (“First Closing”) and the second closing to occur no less than 20 days but no more than 22 days after the Company completes certain required filings with the Securities and Exchange Commission (‘SEC”), as described below (“Second Closing”).

Upon consummation of the Transactions, the Company will have refinanced its existing debt, with C3 holding secured senior and subordinated notes totaling $9 million, and Holdings and C3 collectively owning 98.1% of the Company’s outstanding common stock, $0.001 par value, (the “Common Stock”). A summary of the material terms of these agreements (collectively referred to as “Transaction Agreements”) is included below.

Securities Purchase Agreement

On the Effective Date, the Company and its Subsidiaries entered into a Securities Purchase Agreement (the “Securities Purchase Agreement) with C3, pursuant to which the Company and its Subsidiaries authorized the issuance and sale to C3 of (1) a Senior Secured Note issued by the Subsidiaries in the amount of $5,500,000.00 (“Note A”), (2) a Subordinated Secured Note issued by the Subsidiaries in the amount of $3,500,000.00 (“Note B”), and (3) 8 million shares of unregistered Common Stock for a loan from C3 equity to $9 million. In addition, for no additional consideration, the Company will issue an additional number of shares of unregistered Common Stock to C3 at the Second Closing that, together with the initial issuance of 8 million shares, will cause C3 to have received 8% of the total Common Stock of Precision after the Second Closing (collectively, the “Granted Equity”). In addition, the Company issued C3 shares of unregistered Common Stock pursuant to the Stock Purchase Agreement (see below) (the “Purchased Equity”).The issuance and sale of the Granted Equity was a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Note A will accrue at 11% interest per annum, with 10% payable monthly and 1% accruing to the outstanding balance of Note A, payable at maturity. Note A has a Maturity Date of January 16, 2020. If Note A principal is prepaid from a recapitalization of outside capital, a prepayment penalty will apply on the following schedule: (1) 5% of the amount prepaid until the first anniversary of Note A, (2) 4% of the amount prepaid after the first anniversary until the second anniversary of Note A, (3) 3% of the amount prepaid after the second anniversary of Note A until the third anniversary of Note A, (4) 2% of the amount prepaid after third anniversary of Note A until the fourth anniversary of Note A, and (5) 1% of the amount prepaid after the fourth anniversary of Note A until the Maturity Date. Note A is secured against all of the assets of the Company and its Subsidiaries.

Note B will accrue at 14% interest per annum. Note B has a Maturity Date of January 16, 2020. If Note B principal is prepaid from a recapitalization of outside capital, a prepayment penalty will apply on the following schedule: (1) 3% of the amount prepaid until the first anniversary of Note B, (2) 2% of the amount prepaid after the first anniversary until the second anniversary of Note B, and (3) 1% of the amount prepaid after the second anniversary of Note A until the third anniversary of Note B. Note B is secured against all of the assets of the Company and its Subsidiaries.

On the Effective Date, the Company paid the full amounts due under that Loan and Security Agreement, originally dated as of May 25, 2012, as amended from time to time, among the Company and its Subsidiaries, the lenders from time to time a party to the Agreement, and Newstar Business Credit, LLC, as administrative agent. The Company also partially repaid amounts due and payable on certain outstanding debt with Andrew Prince, former president and chief executive officer and current director of the Companyand entered into an amended note with a reduced outstanding balance of $285,000 with an interest rate of one-half percent (0.50%). Beginning in February 2015, the Company will pay 0.7% of its aggregate gross sales on the note until the note is repaid. Upon reaching certain target aggregate gross sale amounts during the calendar year 2015 or 2016, the Company will make a one-time payment of $130,000 for interest recoupment.

Under the Securities Purchase Agreement, so long as Note A remains outstanding, C3 will have the right to control the Company’s board of directors, which will be limited to no more than five (5) members during this time. Once Note A is paid in full and for so long as Note B remains outstanding, C3 will have the right to elect and control one (1) member seat of the Company’s board.

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The Company has granted C3 a put right under the Securities Purchase Agreement for the Common Stock C3 has received (whether by purchase or grant) at any time after the earlier to occur of (1) the fifth (5th ) anniversary of the closing of the Securities Purchase Agreement for Common Stock (for Granted Equity), (2) the seventh (7th) anniversary of the closing of the Securities Purchase Agreement (for Purchased Equity), (3) payment in full of the amounts owed under Note A and Note B, or (4) upon an Event of Default, as defined in the Securities Purchase Agreement. The put right may be exercised by C3 for all or a portion of the Common Stock at an agreed upon valuation of the Company.

The Securities Purchase Agreement also contains customary covenants, representations and warranties of the parties, including, among others, (1) the grant by the Company to C3 of a lienon all of the assets of the Company and its Subsidiaries, (2) a pledge with respect to all of the issued and outstanding equity interests of the Company and its Subsidiaries to secure the obligations under the Securities Purchase Agreement of the Company and its Subsidiaries, (3) an unconditional and irrevocable guarantee by the Company of the performance of the obligations under the Securities Purchase Agreement of the Company and its Subsidiaries, (3) non-compete agreements with certain executive officers of the Company, and (4) the assignment to C3 ofkey-man life insurance policies for certain of the Company’s executive officers. In addition, until all amounts under Note A and Note B are paid in full, the Company has also agreed to comply with certain financial covenants that require the Company to meet pre-established financial ratios. The Company is also required to conduct its business in the ordinary course and take certain actions only with C3’s prior consent.

In conjunction with the Securities Purchase Agreement, the parties entered into other Transaction Agreements on the Effective Date, including a Security Agreement and Subordination Agreement, whereby (1) C3 was granted a security interest in all existing and future property of the Company and its Subsidiaries to secure the performance by the Company and its Subsidiaries of their Obligations under the Securities Purchase Agreement and (2) all current and future debt owed to certain of the Company creditors became subordinate and subject in right and time of payment to the prior payment in full of all current and future indebtedness owed to C3.

Stock Purchase Agreement

On the Effective Date, concurrently with the execution of the Securities Purchase Agreement, the Company entered into a Stock Purchase Agreement by and among Andrew S. Prince, Donald Barger, and David Walters (the “Precision Shareholders”), and C3 and Holdings (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Holdings and C3 agreed to purchase a total of 673,780,414 restricted shares of Common Stock for an aggregate purchase price of $500,000.00 in two installments. The First Closing occurred on the Effective Date resulting in an issuance of 21,003,714 shares of restricted Common Stock to C3 for a purchase price of $116,571.00 and 56,787,820 shares of restricted Common Stock to Holdings for a purchase price of $315,172.00. The Second Closing is to occur between 20 and 22 calendar days from the date the necessary disclosures are distributed to Company shareholders in connection with the Certificate Amendment (described below). Upon the Second Closing, the Company shall issue the number of shares of restricted Common Stock to C3 and Holdings to cause C3 and Holdings to collectively own 90.1% of the outstanding shares of Common Stock on a fully diluted basis for a purchase price equal to $68,257. The issuance and sale of the restricted shares of Common Stockin each installment was, or will be in the case of the second installment, a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

In order to effect the second installment of restricted Common Stock, the Company must amend its certificate of incorporation (“Certificate Amendment”) to increase the authorized shares of Common Stock from 100,000,000 shares to 800,000,000 shares. The Certificate Amendment was approved by the Company’s Shareholders on the Effective Date and will become effective immediately prior to the Second Closing after the necessary information statement is filed with the SEC pursuant to Section 14(c) of the Exchange Act and distributed to Company shareholders.

Pursuant to the Stock Purchase Agreement, Messrs. Alex Kreger and David Walters submitted their resignations to the Company’s board of directors, prior to or upon the First Closing. C3 and Holdings designated and the board of directors appointed Messrs. John Wachter and William Golden to the Company’s board of directors, effective upon the First Closing. Once the necessary disclosures under Section 14(f) of the Exchange Act are filed and distributed to the Company’s Shareholders, Mr. Donald Barger will tender his resignation from the Company’s board of directors. C3 and Holdings may appoint one or more additional directors thereafter.

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The Company has agreed to indemnify C3 and Holdings for all damages, costs, obligations, liabilities, losses, expenses, and fees arising out of a breach of any of the Company’s representations, warranties, covenants, or other agreements contained in the Stock Purchase Agreement.

The Stock Purchase Agreement also contains customary covenants, representations and warranties of the parties.

Shareholder Agreement

On January 16, 2015, the Company, Holdings, and C3 entered into a Shareholder Agreement setting forth the relative rights of the parties with regard to, among other things, the transfer or other disposition of securities of the Company, capital calls, and the governance of the Company. Under the Shareholder Agreement, C3 and Holdings may transfer shares subject to certain rights of first refusal, and tag along-take along rights of the other shareholder. C3 will be permitted to elect one (1) director of the Company and each of its subsidiaries for so long as C3 owns shares of Common Stock and allowed to designate two (2) observers to attend all meetings of the Company’s board of directors and one (1) observer for each of the Company’s subsidiaries. Certain Company actions including, amongst others, amendments to the Company’s organizational documents, bankruptcy filings or other similar liquidation events, the redemption or repurchase of shares of Common Stock, the payment of dividends or other distributions, the issuance of additional shares of Common Stock, incurring indebtedness in excess of $100,000 or entering into a transaction with Company affiliates will require C3’s prior written consent.

Management Services Agreement

On January 16, 2015, the Company and Polymathes Capital, LLC, an affiliate of Holdings, (‘Consultant”), entered into a Management Services Agreement whereby the Company engaged the Consultant to provide financing and management consulting services to the Company and its Subsidiaries on a month-to-month basis.

Cautionary Notes

The Securities Purchase Agreement, the Stock Purchase Agreement and the Transaction Agreements have been included to provide investors and security holders with information regarding the terms of the Transaction. They are not intended to provide any other factual information about the Company. The representations, warranties, covenants and agreements contained in the Securities Purchase Agreement, the Stock Purchase Agreement, and the related agreements, which were or will be made only for purposes of the applicable agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Securities Purchase Agreement, the Stock Purchase Agreement, or any of the related agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Purchasers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or any related agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Securities Purchase Agreement, the Stock Purchase Agreement and the Shareholder Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, which are included as Exhibits 4.1, 10.1 and 10.2 attached hereto and are hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement, Note A and Note B(each as defined above). The disclosure contained in Item 1.01 with respect to the Securities Purchase Agreement, Note A and Note B and the information contained in Exhibits 10.2, 10.3 and 10.4 attached hereto are hereby incorporated by reference in their entirety into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement and Stock Purchase Agreement (each as defined above). The disclosure contained in Item 1.01 with respect to the Securities Purchase Agreement and Stock Purchase Agreement and the information contained in Exhibits 10.1 and 10.2 attached hereto are hereby incorporated by reference in their entirety into this Item 3.02.

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Item 5.01 Changes in Control of Registrant.

As more fully described under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference, upon consummation of the Transactions (including the Second Closing by the Stock Purchase Agreement), Holdings and C3 will collectively own 98.1% of the Company’s outstanding Common Stock, with C3 owning 32.3 % and Holdings owning 65.8%. Therefore, the Transactions resulted in a change in control of the Company. The disclosure contained in Item 1.01, including regarding the Securities Purchase Agreement, Stock Purchase Agreement and Shareholder Agreement, and the information contained in Exhibits 4.1, 10.1 and 10.2attached hereto are hereby incorporated by reference in their entirety into this Item 5.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective January 16, 2015, prior to or upon the First Closing, each of Alexander Kreger and David Walters resigned from their directorships and any committee of which they were a member. These resignations were in connection with the Stock Purchase Agreement and were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the First Closing, and pursuant to the terms of the Purchase Agreement and the Shareholder Agreement, the Company appointed John F. Wachter, 33, and William J. Golden, 38, to the board of directors. Mr. Wachter was also appointed Chairman of the Board. Each of Messrs. Wachter and Golden were nominated by the Purchaser (each, a “Purchaser Director”). The Company has not yet determined which board committees, if any, Messrs. Wachter and Golden will be appointed to.

Pursuant to the terms of the Stock Purchase Agreement and the Shareholder Agreement, on the 11th calendar day after the Company has mailed or otherwise sent a Section 14(f) Information Statement to the shareholders of the Company, Donald Barger shall resign his positions from the board of directors and the committees of the board, and C3 and Holdings shall designate, and the board of directors shall appoint, one or more additional members to the board and the committees to fill the vacated positions.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Shareholder Agreement. The disclosure contained in Item 1.01 with respect to the Shareholder Agreement and the information contained in Exhibit 4.1 attached hereto are hereby incorporated by reference in their entirety into this Item 5.02.

Effective as of the First Closing, and pursuant to the terms of the Stock Purchase Agreement, Mr. Prince resigned as President, CEO, and Principal Financial Officer of the Company, but retained his position as a member of the board of directors. John F. Wachter was appointed interim CEO.

Effective as of the First Closing, and pursuant to the terms of the Purchase Agreement, the Company appointed Richard McVaugh as President of the Company. McVaugh, 60, has served as President of each of the Company’s Subsidiaries since 2008. The Company and Mr. McVaugh are negotiating the terms of Mr. McVaugh’s current employment agreement which is expected to expire in May of 2015. Upon agreement of the terms of the new employment agreement, a copy of the agreement will be filed as an amendment to this Current Report on Form 8-K.

No Purchaser Director has a family relationship with any other director or executive officer on the board of directors. There are no arrangements or understandings, other than the Stock Purchase Agreement and Shareholder Agreement, pursuant to which the Purchaser Directors were selected. There are no related party transactions between the Company and the Purchaser Directors reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On January 23, 2015, the Company issued a press release announcing the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.
(Registrant)

Dated: January 23, 2015	By:	/s/ John F. Wachter
	Name:	John F. Wachter
	Title:	Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Shareholder Agreement dated January 16, 2015, by and among the Company, C3, and Holdings*

10.1	Stock Purchase Agreement dated January 16, 2015, by and among the Company, the Precision Shareholders, C3 and Holdings*

10.2	Securities Purchase Agreement dated January 16, 2015, by and among the Company, the Subsidiaries and C3*

10.3	Senior Secured Note dated January 16, 2015, in the amount of $5,500,000.00, issued by the Subsidiaries in favor of C3*

10.4	Senior Secured Note dated January 16, 2015, in the amount of $3,500,000.00, issued by the Subsidiaries in favor of C3*

99.1	Press Release dated January 23, 2015

______________

*Full text of Exhibits to be included as part of amended 8-K filing

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